EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-05969, 333-30179, 333-40942, 333-44506, 333-76973, 333-92719, 333-85484, 333-102671, 333-104853, 333-110518, 333-114585, 333-123659, 333-131746, 333-135042) and S-8 (Nos. 333-11913, 333-57319, 333-51116, 333-96701) of Matritech, Inc of our report dated March 27, 2007 relating to the consolidated financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 27, 2007